EXHIBIT 99.1

CoreCard Corporation Reports First Quarter 2022 Results

NORCROSS, Ga., May 05, 2022 (GLOBE NEWSWIRE) -- CoreCard Corporation [NYSE: CCRD], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended March 31, 2022.

"CoreCard’s strong performance continued in the first quarter and resulted in total net revenue of $24.3 million which actually exceeded the high end of our expectations,” said Leland Strange, CEO of CoreCard Corporation. "Our significant top-line growth was driven by $12.5 million in license revenue, combined with 14% growth in professional services revenue and processing and maintenance revenue growth of 56%. We continue to invest in our platform and processing capabilities, which are showing encouraging results. We also continue to onboard new customers through our partnership with Deserve, primarily their new credit customers. A new customer went live with Deserve on our platform in the first quarter and we have several other implementations with them in progress. We have several other partners that value the features and functionality the CoreCard platform offers that are bringing their credit customers to CoreCard. CoreCard provides a best-in-class platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers."

Mr. Strange continued, "Due to solid performance during the first quarter, we are raising our topline growth expectations to a range of 25% to 30% for fiscal 2022, an increase of five percentage points at the midpoint of our previously provided guidance. Additionally, we repurchased another $2.3 million of shares in the quarter and we extended the buyback authorization for an additional $20 million. The opportunity ahead of us is significant, and CoreCard remains a growth business focused on meeting the evolving needs of modern issuers while generating long-term value for our shareholders."

Financial Highlights for the three months ended March 31, 2022

Total revenues in the three-month period ended March 31, 2022, was $24,284,000 compared to $8,912,000 in the comparable period in 2021.

In the following table, revenue is disaggregated by type of revenue for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31,
(in thousands)	2022	2021
License	$12,489	$--
Professional services	6,562	5,747
Processing and maintenance	4,060	2,607
Third party	1,173	558
Total	$24,284	$8,912

Income from operations was $11,753,000 for the first quarter compared to income from operations of $1,465,000 in the comparable prior year quarter.

Net income was $8,670,000 for the first quarter compared to net income of $1,040,000 in the comparable prior year quarter.

Earnings per diluted share was $1.00 for the first quarter compared to $0.12 in the comparable prior year quarter.

Investor Conference Call Today

The company is holding an investor conference call today, May 5th, 2022, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/corecardq12022_en/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at www.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended March 31, 2022, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.corecard.com or on the SEC website, www.sec.gov.

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides a pioneering card management platform built for the future of global transactions in a digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information, call
Matt White, 770-564-5504 or
email to matt@corecard.com

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue
Services	$ 11,795	$ 8,912
Products	12,489	‒
Total net revenue	24,284	8,912
Cost of revenue
Services	7,456	4,429
Products	‒	‒
Total cost of revenue	7,456	4,429
Expenses
Marketing	66	37
General and administrative	1,685	880
Research and development	3,324	2,101
Income from operations	11,753	1,465
Investment loss	(103)	(133)
Other income, net	37	75
Income before income taxes	11,687	1,407
Income taxes	3,017	367
Net income	$ 8,670	$ 1,040
Earnings per share:
Basic	$ 1.00	$ 0.12
Diluted	$ 1.00	$ 0.12
Basic weighted average common shares outstanding	8,655,529	8,899,011
Diluted weighted average common shares outstanding	8,685,698	8,933,090

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	March 31, 2022	December 31, 2021
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 24,544	$ 29,244
Accounts receivable, net	18,264	5,547
Other current assets	3,270	2,046
Total current assets	46,078	36,837
Investments	6,252	6,355
Property and equipment, at cost less accumulated depreciation	12,456	10,371
Other long-term assets	4,901	4,585
Total assets	$ 69,687	$ 58,148
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 4,173	$ 2,763
Deferred revenue, current portion	1,031	2,263
Accrued payroll	3,370	2,145
Accrued expenses	638	404
Income tax payable	4,004	1,004
Other current liabilities	2,367	2,274
Total current liabilities	15,583	10,853
Noncurrent liabilities:
Deferred revenue, net of current portion	316	164
Deferred tax liability	556	549
Long-term lease obligation	3,009	2,708
Total noncurrent liabilities	3,881	3,421
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,001,311 at March 31, 2022 and December 31, 2021;
Outstanding shares – 8,618,951 and 8,689,815 at March 31, 2022 and December 31, 2021, respectively	90	90
Additional paid-in capital	16,271	16,261
Treasury stock, 382,360 and 311,496 shares at March 31, 2022 and December 31, 2021, respectively, at cost	(13,659)	(11,327)
Accumulated other comprehensive loss	(193)	(194)
Accumulated income	47,714	39,044
Total stockholders’ equity	50,223	43,874
Total liabilities and stockholders’ equity	$ 69,687	$ 58,148